UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): November 21, 2014

LGI HOMES, INC. (Exact name of registrant as specified in its charter)

Delaware	001-36126	46-3088013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1450 Lake Robbins Drive, Suite 430, The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)
(281) 362-8998
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

4.25% Convertible Notes due 2019 Indenture

On November 21, 2014, LGI Homes, Inc. (the “Company”) issued $75,000,000 aggregate principal amount of its 4.25% Convertible Notes due 2019 (the “Initial Notes”) pursuant to an Indenture (the “Indenture”) with Wilmington Trust, National Association, as trustee. In addition, on November 26, 2014, the Company issued an additional $10,000,000 aggregate principal amount of its 4.25% Convertible Notes due 2019 under the Indenture (together with the Initial Notes, the “Notes”). The Notes were issued and sold by the Company to the several initial purchasers named in that certain Purchase Agreement dated November 17, 2014 between the Company and Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named therein (the “Initial Purchasers”), pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), afforded by Section 4(a)(2) of the Act.
Maturity and Payment
The Notes mature on November 15, 2019 and bear interest at a rate of 4.25% per annum, payable semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2015.
Subordination
The Notes are (i) subordinated to all of the Company’s existing and future Senior Indebtedness, including secured Senior Indebtedness, (ii) effectively subordinated to any of the Company’s secured indebtedness that ranks equal or junior to the Notes, to the extent of the value of the assets securing such indebtedness, and (iii) structurally subordinated to all debt and other liabilities (including trade payables) incurred by the Company’s subsidiaries. “Senior Indebtedness” means principal, premium, interest (including interest accruing on or after the filing of a petition in bankruptcy or for reorganization by or against the Company whether or not a claim for such interest is allowed in such proceeding), fees, costs, expenses and other amounts (including related hedging or cash management obligations) owed or due under any revolving credit facility, term loan facility, letter of credit reimbursement facility, mortgage warehouse facility or line of credit or any similar facility with commercial bank lenders or similar financial institutions (but excluding, for the avoidance of doubt, any notes or other debt securities issued pursuant to an indenture or note purchase agreement).
Conversion
Holders of Notes may surrender their Notes for conversion at any time prior to the close of business on the business day immediately preceding May 15, 2019 only under the following circumstances:
during any calendar quarter commencing after the calendar quarter ending on December 31, 2014 (and only during such calendar quarter), if the closing sale price of the Company’s common stock, for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than 130% of the conversion price for the Notes in effect on each applicable trading day;
during the five consecutive trading-day period following any ten consecutive trading-day period in which the trading price for the Notes for each such trading day was less than 98% of the closing sale price of the Company’s common stock on such date multiplied by the then-current conversion rate; or
upon the occurrence of specified corporate events as provided in the Indenture.
On or after May 15, 2019 until the close of business on the business day immediately preceding November 15, 2019, holders of Notes may surrender their Notes for conversion regardless of the foregoing circumstances.
The initial conversion rate for the Notes is 46.4792 shares of the Company’s common stock for each $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $21.52 per share of the Company’s common stock). Initially, upon conversion, the Company will deliver a number of shares of the Company’s common stock, per $1,000 principal amount of converted Notes, equal to the conversion rate (together with a cash payment in lieu of any fractional share) on the third business day following the relevant conversion date. However, following the approval of the Company’s stockholders for the payment of cash in lieu of shares of the Company’s common stock upon conversion of Notes, the Company will pay or deliver, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election.
The conversion rate for the Notes is subject to adjustment upon the occurrence of certain events as provided in the Indenture. An adjustment to the conversion rate will result in a corresponding (but inverse) adjustment to the conversion price.
Purchase of Notes at Holder’s Option upon a Fundamental Change
The Indenture provides that holders of Notes may require the Company to purchase for cash all or any portion of their Notes upon the occurrence of a fundamental change at the fundamental change purchase price equal to 100% of the principal amount of the Notes being purchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date.

Certain Covenants
If the Company incurs any capital markets indebtedness that is guaranteed by one or more of the Company’s subsidiaries, or any of the Company’s subsidiaries incurs any capital markets indebtedness (including, without limitation, any guarantee of capital markets indebtedness incurred by another of the Company’s subsidiaries), each subsidiary that guarantees such capital markets indebtedness, and each subsidiary that incurs capital markets indebtedness, shall fully and unconditionally guarantee the Notes, and such guarantee of the Notes shall rank equally with the guarantee of such capital markets indebtedness or such subsidiary capital markets indebtedness, as the case may be. Any such subsidiary guarantee of the Notes shall be released upon the release (other than discharge upon payment thereof) of the guarantee that triggered such subsidiary guarantee of the Notes or the repayment of the subsidiary capital markets indebtedness that triggered such subsidiary guarantee of the Notes, so long as, in each case, no other guarantee or indebtedness is outstanding at such time that would otherwise require the subsidiary to guarantee the Notes at such time.
In the Indenture, the Company covenanted that it would not, directly or indirectly, incur any indebtedness in the form of, or otherwise become liable in respect of, any notes or other debt securities issued pursuant to an indenture or note purchase agreement unless such indebtedness is contractually subordinated to all Senior Indebtedness to the same extent as, or to a greater extent than, the Notes.
The description of the Indenture contained herein is qualified in its entirety by reference to the Indenture attached as Exhibit 4.01 to this Current Report on Form 8-K, which Indenture is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events.

Repurchase of 1,000,000 Shares of Common Stock

On November 21, 2014, the Company used $16.6 million of the net proceeds from the sale of the Initial Notes to repurchase 1,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), from purchasers of the Initial Notes in the offering of the Notes referred to above in privately negotiated transactions effected through J.P. Morgan Securities LLC, one of the Initial Purchasers, as the Company’s agent. The purchase price per share of Common Stock repurchased in such transactions was equal to the closing sale price per share of Common Stock on November 17, 2014 (the date that the Notes were priced and the Purchase Agreement was executed and delivered by the parties thereto), which was $16.55 per share.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.01	Indenture dated as of November 21, 2014, between LGI Homes, Inc. and Wilmington Trust, National Association, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LGI Homes, Inc.

By:	/s/ Charles Merdian
Charles Merdian
Chief Financial Officer, Secretary and Treasurer

 Date: November 26, 2014

EXHIBIT INDEX

Exhibit Number	Description

4.01	Indenture dated as of November 21, 2014, between LGI Homes, Inc. and Wilmington Trust, National Association, as trustee.